Exhibit 99.1

TVI CORPORATION REPORTS SECOND QUARTER 2008

FINANCIAL RESULTS

Company Generates Positive Sales Momentum,

Achieves 46% Sequential Growth from First Quarter

GLENN DALE, MD – August 6, 2008 – TVI Corporation (NASDAQ: TVIN), an international supplier of military and civilian emergency first responder and first receiver products, personal protection products, quick-erect shelter systems and event shelter and equipment rentals, today announced its financial results for the second quarter ended June 30, 2008.

Second Quarter 2008 Results

•	Revenue was $9.5 million, compared with $12.5 million for the second quarter of 2007, and $6.5 million for the first quarter of 2008.

•	Gross profit margin was 17.0%, compared with 9.1% for the second quarter of 2007, and 17.4% for the first quarter of 2008.

•	Operating loss was $3.5 million, compared with operating loss of $5.1 million for the second quarter of 2007, and $3.6 million for the first quarter of 2008.

•

Net loss was $2.9 million, or ($0.09) per share, compared with net loss of $14.8 million, or ($0.44) per share, for the second quarter of 2007, and $3.1 million, or $(0.09) per share, for the first quarter of 2008.

•	Cash and short-term investments totaled $615,000 as of June 30, 2008, compared with $328,000 as of December 31, 2007.

Six-Month 2008 Results

•	Revenue was $16.1 million, compared with $26.8 million for the first six months of 2007.

•	Gross profit margin was 17.2%, compared with 13.8% for the same period in 2007.

•	Operating loss was $7.2 million, compared with an operating loss of $9.0 million for same time period in 2007.

•	Net loss was $6.0 million, or $(0.18) per share, compared with net loss of $17.4 million, or $(0.52) per share, for the first half of 2007.

Comments on the Second Quarter 2008

“In the second quarter, we exceeded our goal of sequential revenue growth by achieving a 46% increase from the first quarter,” said Lt. General Harley A. Hughes, TVI’s President and Chief Executive Officer. “Revenue from our personal protection segment more than tripled sequentially due to initial shipments of our C2A1 filter canisters, as well as strength in our overall respirator business. Within Signature, we achieved nearly 10 percent sequential growth as we continue to focus our efforts on the more profitable elements of that business. Our shelters and related products segment delivered nominal top-line growth compared with the first quarter.”

“While sequential revenue was up in each of our segments, overall gross margin declined slightly primarily due to product mix within our shelters segment,” Hughes said. “Both the personal protection and Signature segments made notable progress in expanding their gross margin during the quarter.”

“We incurred a number of items in the second quarter that obscured the progress we are making in reducing our overall operating expense structure,” Hughes said. “These items totaled nearly $700,000 and consisted of proxy-related costs, contract termination expenses and one-time consulting fees. In addition, we paid down $2.1 million of term debt in the quarter.”

“During the quarter, we took steps to diversify our customer base within the respirators business,” Hughes said. “We introduced two new PAPRs targeting the infectious disease segment of the healthcare market, which we believe is currently underserved. To support the roll out of these products, we hired two regional sales managers who are focused on building a distribution network on the East and West coasts. Going forward, we will continue to make selective investments that offer the opportunity to profitably grow our business in niche markets.”

“The highlight of the second quarter was the $7.5 million order we received from the National Guard for our C420 filter canisters,” said Hughes. “This follow-on order validates our product design and manufacturing capabilities. It also demonstrates the military’s continued confidence in our ability to deliver high-quality products in a rapid timeframe.”

Business Outlook

“We remain encouraged about our prospects as we enter the second half of 2008 and are striving to achieve our goal of returning to operating profitability in the third quarter,” Hughes said. “We are working diligently to fulfill the orders in backlog, preserve our margins and manage SG&A costs in an effort to reach that target. In our shelters and related products segment we expect higher margins as we broaden our sales volume. Margins within our personal protection segment should rise in the quarter as we anticipate doubling the amount of shipments of C2A1 filters and National Guard PAPRs compared with the second quarter. Signature continues to target higher-margin opportunities with a more balanced mix between shelters and power, air and kitchen equipment. We see positive momentum across the entire TVI organization, and each of our segments is poised for improved results in the quarter ahead.”

Conference Call Information

TVI’s management will host a conference call today at 10:00 a.m. (ET). To participate in the call please dial (877) 407-5790 or (201) 689-8328. To listen to the live webcast, visit the Company’s website at www.tvicorp.com prior to the event’s broadcast. Interested parties unable to listen to the live call may access an archived version of the webcast on TVI’s website.

About TVI Corporation

TVI Corporation, headquartered in Glenn Dale, Maryland, is an international supplier of military and civilian emergency first responder and first receiver products, personal protection products and quick-erect shelter systems. These products include powered air-purifying respirators, respiratory filters and quick-erect shelter systems used for decontamination, hospital surge systems and command and control. The users of these products include military and homeland defense/homeland security customers. Through its Signature Special Event Services business, TVI is a leading full-service shelter and equipment rental company serving the government and defense, corporate, sporting and hospitality industries.

The TVI designation is a trademark of TVI Corporation. All other company and product names mentioned above are trade names and/or trademarks of their respective owners. For more information concerning TVI, please visit the Company at: www.tvicorp.com. This reference to the TVI website is an active textual reference and the contents of the site are not part of this press release.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain information contained in this press release constitutes forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and involves expectations, beliefs, plans, intentions or strategies regarding the future. These statements may be identified by the use of forward-looking words or phrases such as “should,” “anticipates,” “believes,” “expects,” “might result,” “estimates” and others. These forward-looking statements are based on information available to TVI as of the date hereof and involve risks and uncertainties and are not guarantees of future performance, as actual results could differ materially from our current expectations. Numerous factors could cause or contribute to such differences, including, but not limited to, those set forth in the Company’s Annual Report to Stockholders, periodic reports, registration statements and other filings made with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of the press release. We assume no obligation to update any such forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

TVI Corporation

Harley A. Hughes, President and Chief Executive Officer

(301) 352-8800

Sharon Merrill Associates

Jim Buckley, Executive Vice President

(617) 542-5300

TVI CORPORATION

CONSOLIDATED BALANCE SHEETS

June 30, 2008 and December 31, 2007

(In thousands, except per share data)

	(Unaudited) June 30, 2008	December 31, 2007
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$615	$328
Accounts receivable—trade, net	5,511	6,158
Inventories, net	6,423	5,203
Income taxes receivable	712	2,858
Deferred income taxes, net	1,702	209
Prepaid expenses and other current assets	849	1,700

Total current assets	15,812	16,456

PROPERTY, PLANT AND EQUIPMENT, NET	18,526	19,398

OTHER ASSETS
Goodwill	3,602	3,602
Intangible assets, net	1,368	1,372
Deferred income taxes, net	3,822	3,090
Other	178	178

Total other assets	8,970	8,242

TOTAL ASSETS	$43,308	$44,096

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Line of credit	$6,810	$—
Accounts payable	7,522	4,116
Accrued expenses	4,614	4,648
Current portion of long-term debt	3,750	2,292

Total current liabilities	22,696	11,056

LONG-TERM LIABILITIES
Long-term debt, net of current portion	16,650	23,144

Total long-term liabilities	16,650	23,144

TOTAL LIABILITIES	39,346	34,200

STOCKHOLDERS’ EQUITY
Preferred stock—$1.00 par value; 1,200 shares authorized, no shares issued and outstanding at June 30, 2008 and December 31, 2007	—	—
Common stock—$0.01 par value; 98,800 shares authorized, 34,169 shares issued and outstanding at June 30, 2008 and December 31, 2007	342	342
Additional paid-in capital	26,849	26,798
Retained earnings (accumulated deficit)	(23,229)	(17,244)

TOTAL STOCKHOLDERS’ EQUITY	3,962	9,896

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$43,308	$44,096

TVI CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Quarters and Six Months Ended June 30, 2008 and 2007

(In thousands, except per share data)

(Unaudited)

	Quarters Ended		Six Months Ended
	June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007
NET REVENUE	$9,542	$12,481	$16,079	$26,801
COST OF REVENUE	7,917	11,341	13,314	23,109

GROSS PROFIT	1,625	1,140	2,765	3,692

OPERATING EXPENSES
Selling, general and administrative expenses	4,578	5,802	8,882	11,710
Research and development expenses	566	482	1,036	951

Total operating expenses	5,144	6,284	9,918	12,661

OPERATING LOSS	(3,519)	(5,144)	(7,153)	(8,969)
GOODWILL IMPAIRMENT CHARGE	—	12,000	—	12,000
(GAIN) OR LOSS ON SALE OF ASSETS	14	—	(146)	—
INTEREST AND OTHER EXPENSE, NET	499	598	1,202	1,114

LOSS BEFORE INCOME TAX BENEFIT	(4,032)	(17,742)	(8,209)	(22,083)
INCOME TAX BENEFIT	(1,124)	(2,924)	(2,224)	(4,660)

NET LOSS	$(2,908)	$(14,818)	$(5,985)	$(17,423)

LOSS PER COMMON SHARE—BASIC	$(0.09)	$(0.44)	$(0.18)	$(0.52)
AVERAGE NUMBER OF COMMON SHARES OUTSTANDING—BASIC	34,169	33,465	34,169	33,362

LOSS PER COMMON SHARE—DILUTED	$(0.09)	$(0.44)	$(0.18)	$(0.52)
AVERAGE NUMBER OF COMMON SHARES OUTSTANDING—DILUTED	34,169	33,465	34,169	33,362

TVI CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Six Months Ended June 30, 2008 and 2007

(In thousands)

(Unaudited)

	2008	2007
OPERATING ACTIVITIES
Net income (loss)	$(5,985)	$(17,423)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Goodwill impairment charge	—	12,000
Depreciation and amortization	1,733	2,451
Non cash interest expense	60	—
Gain on sale of assets	(146)	—
Write-off of capitalized loan costs	57	—
Provision for doubtful accounts	78	297
Deferred income tax benefit	(2,256)	(3,950)
Stock-based compensation expense	50	272
Imputed interest expense associated with non-compete agreements	—	170
Earnings on marketable securities reinvested	—	(26)
Changes in operating assets and liabilities:
Accounts receivable, trade	392	1,082
Inventory	(1,253)	(594)
Prepaid expenses and other current assets	852	995
Income taxes	2,180	(112)
Accounts payable	3,406	3,814
Accrued expenses	140	786

Net cash used in operating activities	(692)	(238)

INVESTING ACTIVITIES
Payments for patents	(52)	(16)
Purchases of marketable securities	—	(800)
Proceeds from sale of marketable securities	—	3,260
Purchases of property, plant and equipment	(861)	(1,888)
Proceeds from sale of property, plant and equipment	255	—
Payments on non-compete agreements	—	(132)

Net cash provided by (used in) investing activities	(658)	424

FINANCING ACTIVITIES
Net borrowings (repayments) on line of credit	4,290	(584)
Payments on long-term debt	(2,516)	(1,250)
Payments of bank commitment fee and other	(137)	—
Proceeds from exercise of stock options	—	27

Cash provided by (used in) financing activities	1,637	(1,807)

Net increase (decrease) in cash and cash equivalents	287	(1,621)
Cash and cash equivalents at beginning of period	328	1,757

Cash and cash equivalents at end of period	$615	$136

TVI CORPORATION

SEGMENT DATA

June 30, 2008 and 2007 and December 31, 2007

(In thousands)

(Unaudited)

	For the Six Months Ended June 30,
	2008	2007
Net revenue
Shelters and related products	$4,955	$5,945
Personal protection equipment	4,799	3,318
SSES rental services	6,325	17,538

	$16,079	$26,801

Operating income (loss)
Shelters and related products	$(1,977)	$(4,723)
Personal protection equipment	(922)	(2)
SSES rental services	(4,254)	(4,244)

	$(7,153)	$(8,969)

Depreciation and amortization
Shelters and related products	$192	$332
Personal protection equipment	313	96
SSES rental services	1,228	2,023

	$1,733	$2,451

Capital expenditures, gross
Shelters and related products	$8	$140
Personal protection equipment	651	622
SSES rental services	202	1,126

	$861	$1,888

	As of
	June 30, 2008	December 31, 2007
Total assets
Shelters and related products	$7,592	$9,713
Personal protection equipment	15,714	12,921
SSES rental services	20,002	21,462

	$43,308	$44,096